UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)     April 18, 2007 (April 17, 2007)
Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(d) Election of Director.
     On April 17, 2007, Commercial Metals Company (the “Company”) issued a press release announcing the election of Robert L. Guido (“Guido”) to its Board of Directors (the “Board”). With this action, the Board will increase from ten to eleven directors. Guido will serve for a term to expire at the annual meeting of stockholders scheduled to be held in January 2008, at which time it is anticipated he will be included with the slate of nominees submitted for election by stockholders.
     Guido will serve as a member of the Audit Committee and Nominating and Corporate Governance Committees of the Board. The Board has affirmatively determined that Guido is “independent” as required by the Sarbanes-Oxley Act of 2002 and applicable listing requirements of the New York Stock Exchange (“NYSE”) and is eligible and qualified to serve on the Audit Committee of the Board. Guido is also a director and chairs the Audit Committee of Bally Technologies, Inc., a NYSE-listed company.
     There is no arrangement or understanding between Guido and any other person pursuant to which Guido was elected as a director of the Company. There are no relationships or transactions in which Guido has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.
     A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 8.01 Other Events.
     On April 17, 2007, the Company issued a press release announcing that it has completed the acquisition of substantially all the operating assets of Bouras Industries, Inc. (“Bouras”), Nicholas J. Bouras, Inc., a wholly-owned subsidiary of Bouras, United Steel Deck, Inc., a wholly-owned subsidiary of Bouras, ABA Trucking Corporation, a wholly-owned subsidiary of Bouras, and The New Columbia Joist Company, a wholly-owned subsidiary of Bouras.
     The purchase price was approximately $146 million, including inventory. United Steel Deck, Inc. manufactures steel deck at facilities in South Plainfield, NJ; Peru, IL; and Rock Hill, SC. New Columbia Joist manufactures steel joists in New Columbia, PA. ABA Trucking Corporation provides delivery services for United Steel Deck, Inc. and The New Columbia Joist. The acquired assets will be combined with CMC Joist and operate under the trade name CMC Joist & Deck as part of the Company’s Domestic Fabrication segment.
     A copy of the press release is attached to this Form 8-K as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
     The following exhibits are filed with this Form 8-K.
     99.1     Press Release, dated April 17, 2007 regarding Mr. Guido’s election as a director.
     99.2     Press Release, dated April 17, 2007 regarding the closing of the Bouras transaction.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: April 18, 2007	By:	/s/ William B. Larson
	Name:	William B. Larson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated April 17, 2007 regarding Mr. Guido’s election as a director.

99.2	Press Release, dated April 17, 2007 regarding the closing of the Bouras transaction.